WARRANT CERTIFICATE
                               -------------------


THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE FLORIDA SECURITIES ACT IN RELIANCE UPON EXEMPTION PROVISIONS CONTAINED THEREIN. ss.517.061(11)(a)(5) OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT (THE "FLORIDA ACT") PROVIDES THAT ANY PURCHASER OF SECURITIES IN FLORIDA WHICH ARE EXEMPTED FROM REGISTRATION UNDER ss.517.061(11) OF THE FLORIDA ACT MAY WITHDRAW HIS PURCHASE AND RECEIVE A FULL REFUND OF ALL MONIES PAID, WITHIN THREE BUSINESS DAYS AFTER HE TENDERS CONSIDERATION FOR SUCH SECURITIES. THEREFORE, ANY FLORIDA RESIDENT WHO PURCHASES SECURITIES IS ENTITLED TO EXERCISE THE FOREGOING STATUTORY RESCISSION RIGHT WITHIN THREE BUSINESS DAYS AFTER TENDERING CONSIDERATION FOR THE SECURITIES BY TELEPHONE, TELEGRAM, OR LETTER NOTICE TO THE COMPANY AT THE ADDRESS OR TELEPHONE NUMBER SET FORTH IN THIS AGREEMENT. ANY TELEGRAM OR LETTER SHOULD BE SENT OR POSTMARKED PRIOR TO THE END OF THE THIRD BUSINESS DAY. A LETTER SHOULD BE MAILED BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE ITS RECEIPT AND TO EVIDENCE THE TIME OF MAILING. ANY ORAL REQUESTS SHOULD BE CONFIRMED IN WRITING.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.


                          FULLNET COMMUNICATIONS, INC.


No.:  W-00-0____                                              _________ Warrants
Date: _____________ ___, 2000

         THIS IS TO CERTIFY that _____________________ or its assigns, as permitted in that certain Warrant Agreement (the "Warrant agreement"), dated of even date herewith, by and among FullNet Communications, Inc. (the "Company") and _____________________, is entitled to purchase at any time and from time to time after the date hereof until 5:00 p.m., Central Standard Time on ________ ___, 2005, an aggregate of ______________________________ shares of common stock, par value $0.00001 per share, of the Company, for an exercise price per share of $.01 per share as set forth in the Warrant Agreement referred to herein. This Warrant is issued pursuant to the Warrant Agreement, and all rights of the holder of this Warrant are further governed by, and subject to the terms and provisions of such Warrant Agreement, copies of which are available upon request to the Company. The holder of this Warrant and the shares issuable upon the exercise hereof shall be entitled to the benefits, rights and privileges and subject to the obligations, duties and liabilities provided for in the Warrant Agreement.

                               WARRANT CERTIFICATE
                                   Page 1 of 4

         The issuance of this Warrant and the shares issuable upon the due and timely exercise hereof have not been registered under the Securities Act of 1933, as amended (the "Act"), or any similar state securities law or act, and, as such, no public offering of either this Warrant or any of the shares of common stock issuable upon exercise of this Warrant may be made other than under an exemption under the Act or until the effectiveness of a registration statement under such Act covering such offering. Transfer of this Warrant is restricted pursuant to the terms of Section 8 of the Warrant Agreement.

         Subject to the provisions of the Act, of the Warrant Agreement and of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, only to the extent expressly permitted in such documents and then only at the office of the Company at 200 North Harvey Avenue, Suite 1704, Oklahoma City, Oklahoma 73102, Attention President, by the holder hereof or by a duly authorized attorney-in-fact, upon surrender of this Warrant duly endorsed, together with the Assignment hereof duly endorsed. Until transfer hereof on the books of the Company, the Company may treat the registered holder hereof as the owner hereof for all purposes.

THIS WARRANT CERTIFICATE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE COMPANY AND THE HOLDER HEREOF SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF OKLAHOMA, WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES OF OKLAHOMA LAW.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and its corporate seal to be hereunto affixed by its proper corporate officers thereunto duly authorized.

                                 FULLNET COMMUNICATIONS, INC.


                                 By:______________________________________
                                    Timothy J. Kilkenny, President and CEO

(SEAL)

Attest:


___________________________________
Jeanette C. Timmons, Secretary



                               WARRANT CERTIFICATE
                                   Page 2 of 4

                          FULLNET COMMUNICATIONS, INC.

                                  SUBSCRIPTION
                                  ------------

      To Be Signed Only Upon Exercise (in whole or in part) of the Warrants

TO:                 FULLNET COMMUNICATIONS, INC.
                    200 North Harvey, Suite 1704
                    Oklahoma City, Oklahoma 73102
                    Attention:  President

         1. The undersigned, ________________________________________,  pursuant to the provisions of the Warrant Agreement dated as of ____________ ____, 2000 and the attached Warrant Certificate, hereby agrees to subscribe for the purchase of _______ shares of the common stock of FullNet Communications, Inc. covered by the attached Warrant Certificate, and makes payment therefor in full at the price per share provided by the Warrant Agreement.

         2. The undersigned Holder elects to pay the aggregate purchase price for such shares of common stock (i) by lawful money of the United States or the enclosed certified or official bank check payable in United States dollars to the order of the Company in the amount of $______________, or (ii) by wire transfer of United States funds to the account of the Company in the amount of $___________, which transfer has been made before or simultaneously with the delivery of this Subscription pursuant to the instructions of the Company.

         3. Please issue a stock certificate or certificates representing the appropriate number of shares of common stock in the name of the undersigned or in such other name(s) as is specified below:

--------------------------------------   -------------------------------------
(Name)                                   Social Security or Fed ID #)

--------------------------------------   -------------------------------------
(Signature)                              Address)

--------------------------------------   -------------------------------------
(Date)                                   Address)



WARRANT CERTIFICATE
                                   Page 3 of 4

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED ____________________________ hereby sells, assigns and transfer unto ______________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint ________________________, attorney, to transfer said Warrant on the books of FullNet Communications, Inc.

------------------------------------   ----------------------------------------
(Name)                                 (Name of Assignee)

------------------------------------   ----------------------------------------
(Signature)                            (Signature of Assignee)

------------------------------------   ----------------------------------------
(Social Security or Fed ID #)          (Social Security or Fed ID # of Assignee)

------------------------------------   ----------------------------------------

------------------------------------   ----------------------------------------
(Address)                              (Address of Assignee)

------------------------------------
(Date)

                               PARTIAL ASSIGNMENT
                               ------------------

         FOR VALUE RECEIVED ____________________________ hereby sells, assigns and transfer unto ______________________ the right to purchase _____ shares of the common stock of FullNet Communications, Inc. by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint ________________________, attorney, to transfer that part of said Warrant on the books of FullNet Communications, Inc.

------------------------------------   ----------------------------------------
(Name)                                 (Name of Assignee)

------------------------------------   ----------------------------------------
(Signature)                            (Signature of Assignee)

------------------------------------   ----------------------------------------
(Social Security or Fed ID #)          (Social Security or Fed ID # of Assignee)

------------------------------------   ----------------------------------------

------------------------------------   ----------------------------------------
(Address)                              (Address of Assignee)

------------------------------------
(Date)



                              WARRANT CERTIFICATE
                                  PAGE 4 OF 4